Exhibit (b)

BY-LAWS

OF

MORGAN STANLEY ETF TRUST

These By-Laws of Morgan Stanley ETF Trust, a Delaware statutory trust, are subject to the Amended and Restated Declaration of Trust of the Trust dated September 28, 2022, as from time to time amended, supplemented or restated (the “Declaration of Trust”). Capitalized terms used herein and not herein defined have the same meanings as in the Declaration of Trust and the provisions of Sections 8.5, 8.6, 8.7 and 8.11 of the Declaration of Trust shall apply to these By-laws mutatis mutandis. In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust control.

ARTICLE I
OFFICES AND SEAL

Section 1.1 Principal Office. The principal executive office of the Trust, and such additional offices as the Board of Trustees or the officers of the Trust may establish, shall be located in such places as the Board of Trustees or the officers may, from time to time, determine.

Section 1.2 Delaware Office. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 1.3 Seal. The Board of Trustees may adopt a seal for the Trust in such form and with such inscription as the Trustees determine. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Trustee or officer of the Trust shall have authority to affix the seal of the Trust to any document requiring the same.

ARTICLE II
SHAREHOLDERS

Section 2.1 Annual Meetings. There shall be no annual meetings of Shareholders for the election of Trustees or the transaction of any other business except as required by the 1940 Act or other applicable federal law, or as otherwise determined by the Trustees, in their sole discretion. In the event any annual meeting of Shareholders is to be held, it shall be held at the principal executive office of the Trust or as otherwise determined by the Board of Trustees or as otherwise determined by the Board of Trustees or the president, vice president, treasurer or secretary of the Trust, including that such meeting may be held remotely, as provided in Section 2.13 hereof.

Section 2.2 Special Meetings. Special meetings of Shareholders shall be held as provided herein or in the Declaration of Trust, as required by the 1940 Act or other applicable federal law, or as otherwise determined by the Trustees, in their sole discretion.

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Special meetings of Shareholders shall be held at the principal executive office of the Trust or as otherwise determined by the Board of Trustees or as otherwise determined by the Board of Trustees or the president, vice president, treasurer or secretary of the Trust, including that such meeting may be held remotely, as provided in Section 2.13 hereof. Except as required by federal law, including the 1940 Act, Shareholders shall not be entitled to call, or to have the Secretary call, special meetings of the Shareholders. To the extent required by federal law, including the 1940 Act, special meetings of the Shareholders shall be called by the Secretary upon the request of the Shareholders owning Shares representing at least the percentage of the total combined votes of all Shares of the Trust issued and outstanding required by federal law, including the 1940 Act, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders.

Section 2.3 Notice of Meetings. The Secretary or an Assistant Secretary shall call a meeting of Shareholders by order pursuant to Section 2.2 by giving written notice of the place (including that the meeting will be held by remote communication, as applicable), date and hour, and general nature of the business to be transacted at that meeting not less than ten (10) days (or such other number of days as the Board of Trustees shall determine in its sole discretion) before the date of the meeting, to each Shareholder entitled to vote at such meeting. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, telephone, overnight courier, facsimile, electronic mail or any other electronic means or by mail, postage prepaid, and (ii) given or addressed to the Shareholder at the phone number, address, facsimile number, e-mail address or other contact information of that Shareholder appearing on the books of the Trust or its transfer agent. Notice shall be deemed to have been given at the time when made by telephone, delivered personally, deposited in the mail or with an overnight courier or sent by facsimile, electronic mail or any other electronic means of communication. The business to be transacted at any special meeting shall be limited to that stated in such notice of the meeting. No notice of any meeting need be given to any Shareholder who attends such meeting in person or to any Shareholder who waives notice of such meeting (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting. If required by the rules of any exchange on which Shares of the Trust, a Series or Class are listed, notice of any meeting of Shareholders shall be provided to such exchange not less than ten (10) days before the date of the meeting or within such other timeframe specified by such rules.

Section 2.4 Postponement and Adjournment. Prior to the date upon which any meeting of Shareholders is to be held, the Board of Trustees may, in its sole discretion, which may be delegated to the officers of the Trust, postpone or change the place of such meeting (including by specifying that the meeting will be held by remote communications) one or more times for any reason by giving notice to each Shareholder entitled to vote at the meeting so postponed or changed of the place

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(including that the meeting will be held by remote communication, as applicable), date and hour at which such meeting will be held. Such notice shall be given not fewer than two (2) days before the date of such meeting and otherwise in accordance with Section 2.3. Any Shareholders’ meeting may be adjourned by the chairperson of the meeting or an officer of the Trust one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the chairperson of the meeting or an officer of the Trust as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place (including that the meeting will be held by remote communication, as applicable) are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting. Any adjourned meeting may be held at such time and place (including that the meeting will be held by remote communication, as applicable) as determined by the Board of Trustees or by the chair of the meeting or the officers of the Trust or other authorized persons pursuant to delegated authority from the Trustees in the sole discretion of the Trustees, chair, officers or authorized persons and announced at the meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the Secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chairperson of the meeting or an officer of the Trust may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 2.5 Voting – Proxies. At all meetings of the Shareholders, every Shareholder of record entitled to vote thereat shall be entitled to vote either in person or by proxy, which term shall include proxies provided by such Shareholder, or his or her duly authorized attorney, through written, electronic, telephonic, computerized, facsimile, telecommunications or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board of Trustees or any officer of the Trust. Notwithstanding the foregoing, if a proposal is submitted to a vote of the Shareholders of the Trust or any Series or Class by anyone other than the officers or Trustees, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, shares may be voted only in person or by written proxy. Proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust.

Unless the proxy provides otherwise, it shall not be valid for more than eleven (11) months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy is taken (a) by a writing delivered to the Trust stating that the proxy is revoked, (b) by a

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subsequent proxy executed by such person, (c) attendance at the meeting and voting in person by the person executing that proxy, or (d) revocation by such person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Shareholder giving such proxy is a Shareholder of record on such new such record date.

A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them in which case such proxy shall not be valid and no vote shall be received in respect of such Shares unless all persons holding such Shares shall agree on their manner of voting. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting.

Section 2.6 Concerning Validity of Proxies, Ballots, Etc. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided below in this section, in which event such inspectors of election shall decide all such questions.

A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Declaration of Trust, or these By-laws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the chairperson of the meeting may, appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed as an inspector.

The chairperson of the meeting may cause a vote by ballot to be taken upon any election or matter.

Section 2.7 Organization. Unless otherwise determined by the Trustees or a committee of the Board of Trustees or an officer of the Trust to whom such authority has been delegated by the Board of Trustees, at every meeting of Shareholders, the Chairperson

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or, in his or her absence, the President or, in his or her absence, a Vice President or, in the absence of any of the foregoing officers, any other officer of the Trust, shall act as chairperson of the meeting. Unless otherwise determined by the Trustees or a committee of the Board of Trustees or an officer of the Trust to whom such authority has been delegated by the Board of Trustees, at every meeting of Shareholders, the Secretary or, in his or her absence, an Assistant Secretary, or, in the absence of either of the foregoing officers, a secretary of the meeting chosen by the chairperson shall act as secretary at all meetings of Shareholders.

Subject to these By-laws, the Board of Trustees of the Trust shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as it shall deem necessary, appropriate or convenient, and, subject to these By-laws and such rules and regulations of the Board of Trustees, if any, the chairperson of any meeting of the Shareholders shall determine the order of business and the procedures for conduct of business at the meeting, including regulation of the manner of voting, the conduct of discussion, the appointment of inspectors, the adjournment of the meeting, and the determination of all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes.

Section 2.8 Record Date. The Trustees may fix in advance a date up to one hundred and twenty (120) days (or such other number of days as the Board of Trustees shall determine in its sole discretion) before the date of any Shareholders’ meeting as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting (subject to the provisions of Section 6.2(e) of the Declaration of Trust with respect to redeemed Shares). Subject to the provisions of Section 6.2(e) of the Declaration of Trust with respect to redeemed Shares, the Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting that has been postponed or reconvened after one or more adjournments, unless the Trustees have fixed a new record date.

Section 2.9 Voting Power. Notwithstanding any other provision of these By-laws, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except: (a) when required by the 1940 Act, Shares shall be voted by individual Series or Class; (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (c) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. As determined by the Trustees without the vote or consent of Shareholders, on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of net asset value of the Share determined at the close of business on the record date shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, the Declaration of Trust or these By-laws. Without

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limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that, in the absence of any designation to the contrary, each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote.

 Section 2.10 Quorum; Required Vote. Except when a larger quorum is required by federal law, including the 1940 Act, the presence in person or by proxy of Shareholders owning Shares representing thirty-three and one-third percent (33 1/3%) or more of the total combined votes of all Shares of each Series or Class, or of the Trust, as applicable, entitled to vote shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to such Series or Class or with respect to the entire Trust, respectively. At all meetings of the Shareholders, a quorum being present, the Trustees shall be elected by a vote of a plurality of the votes cast by Shareholders present in person or by proxy and all other matters shall be decided by a majority of the votes cast by Shareholders present in person or by proxy; provided, that if the Declaration of Trust, these By-laws or applicable federal law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the votes cast by the Shareholders of that Series or Class present in person or by proxy shall decide that matter insofar as that Series or Class is concerned; provided, further, that if the matter to be voted on is one for which by express provision of the 1940 Act, a different vote is required, then in such case such express provision shall control the decision of such matter. There shall be no cumulative voting for Trustees. Subject to the provisions of Section 6.2(e) of the Declaration of Trust, only Shareholders of record shall be entitled to vote.

Section 2.11 Action Without Meeting. Any action to be taken by Shareholders may be taken without a meeting if a majority (or such greater amount as may be required by law) of the total combined votes of all Shares entitled to vote on the matter consent to the action in writing. Such written consents shall be filed with the records of Shareholders’ meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

Section 2.12 Abstentions and Broker Non-Votes. Subject to the provisions of Section 6.2(e) of the Declaration of Trust with respect to redeemed Shares, (A) Shares that abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval and (B) Shares held in “street name” as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as present and outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted (votes cast) with respect to such proposal or proposals.

Section 2.13 Meetings by Remote Communication. Notwithstanding anything to the contrary in these By-Laws, the Trustees or a committee of the Board of Trustees or the president, vice president, treasurer or secretary of the Trust may determine at any time, including, without limitation, after the calling of any meeting of Shareholders, that any meeting of Shareholders be held solely or partially by means of remote

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communication or both at a physical location and by means of remote communication. Notwithstanding anything to the contrary in these By-Laws, if it is determined after notice of the meeting has been delivered to Shareholders that participation by Shareholders in the meeting shall or may be conducted by means of remote communication, announcement of such change may be made at any time by press release or any other means as may be permitted or required by applicable law. If the Trustees or a committee of the Board of Trustees or the president, vice president, treasurer or secretary of the Trust shall determine that any meeting of Shareholders be held solely by means of remote communication or both at a physical location and by means of remote communication, subject to such guidelines and procedures as the Trustees or such committee or such officer may adopt, Shareholders and proxyholders not physically present at a meeting of Shareholders may, by means of remote communication: (a) participate in a meeting of Shareholders; and (b) be deemed present in person and vote at a meeting of Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Trust shall implement such measures as the Board of Trustees deems to be reasonable (A) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder; and (B) to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders; and (ii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Trust. In accordance with Section 2.3 hereof, and subject to applicable law, the Board of Trustees may, in its sole discretion, notify Shareholders of any postponement, adjournment or a change of the place of a meeting of Shareholders (including a change to hold the meeting solely by means of remote communication) solely by a document publicly filed by the Trust with the Commission.

Section 2.14 Application of this Article. Meetings of Shareholders shall consist of Shareholders of any Series or Class thereof or of all Shareholders and this Article shall be construed accordingly.

ARTICLE III
BOARD OF TRUSTEES

Section 3.1 Regular Meetings. Regular meetings of the Board of Trustees shall be at such time and place as shall be fixed by the Trustees. Such regular meetings may be held without notice.

Section 3.2 Special Meetings. Special meetings of the Board of Trustees or any committee for any purpose or purposes shall be held whenever and wherever ordered by the Chairperson of the Board, the President or by any one of the Trustees.

Section 3.3 Meetings by Remote Communication; Proxies. Subject to any applicable requirements of federal law, including the 1940 Act, (i) any meeting, regular or special, of the Board of Trustees (or any committee) may be held by means of remote communication, conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the

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same time, and participation by such means shall constitute presence in person at a meeting and (ii) at all meetings of the Trustees, every Trustee shall be entitled to vote by proxy, provided that such proxy shall, before or after such meeting, be delivered to the Secretary or other person responsible for recording the proceedings of such meeting. To the extent permitted by federal law, including the 1940 Act, a Trustee may provide any proxy through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or by any other form of communication.

Section 3.4 Notice. Subject to any applicable requirements of federal law, including the 1940 Act and except as otherwise provided, notice of any regular meetings need not be given and notice of special meeting shall be given by the secretary or an assistant secretary to each Trustee, by sending by overnight courier or mailing to him or her, postage prepaid, addressed to him or her at his or her address as registered on the books of the Trust or, if not so registered, at his or her last known address, a written or printed notification of such meeting at least four (or two in the case of the overnight courier) days before the meeting, or by delivering such notice to him or her at least 24 hours before the meeting, or by giving or sending such notice by telephone, facsimile, electronic mail or any other electronic means to him or her at least 24 hours before the meeting; provided, however, that if in the judgment of the Chairperson of the Board or the president, when either is calling the special meeting, the action proposed to be taken at the meeting is of such an urgent nature that 24 hours’ notice cannot reasonably be given, then notice may be given to each Trustee by telephone, facsimile, electronic mail or any other electronic means at least two hours before the meeting provided that each Trustee is afforded the opportunity to participate in such meeting by remote communication, conference telephone or similar communications equipment as provided in Section 3.3.

Section 3.5 Waiver of Notice. No notice of any meeting need be given to any Trustee who attends such meeting or to any Trustee who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting. Any written consent or waiver may be provided and delivered to the Trust by mail, overnight courier, facsimile, electronic mail or any other electronic means. A notice or waiver of notice need not specify the purpose of any meeting.

Section 3.6 Quorum and Voting. At all meetings of the Board of Trustees the presence of the lesser of (a) three Trustees or (b) a majority or more of the number of Trustees then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the Declaration of Trust or federal law, including the 1940 Act.

Section 3.7 Action Without a Meeting. Except as otherwise provided under federal law, including the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting if written consents thereto are signed by a majority of the Trustees. Except as otherwise provided under federal

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law, including the 1940 Act, any such written consent may be given by facsimile, electronic mail or any other electronic means. Copies of such written consents shall be filed with the minutes of the proceedings of the Board of Trustees. Such consents shall be treated for all purposes as a vote taken at a meeting of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 3.8 Powers and Duties of the Chairperson. The Trustees may, but need not, appoint from among their number a Chairperson of the Board. When present he or she may preside at the meetings of the Shareholders and of the Trustees. He or she may call meetings of the Trustees and of any committee thereof whenever he or she deems it necessary.

Section 3.9 Compensation. Any Trustee, whether or not he (she) is a salaried officer or employee of the Corporation, may be compensated for his (her) services as Trustee or as a member of a committee of Trustees, or as Chairperson of the Board or chairperson of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

ARTICLE IV
COMMITTEES

Section 4.1 Establishment. The Board of Trustees may designate one or more committees of the Trustees, including an executive committee. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members.

Section 4.2 Proceedings, Quorum and Manner of Acting. In the absence of an appropriate resolution of the Board of Trustees, any committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

Section 4.3 Powers of the Executive Committee. Except as limited by the Board of Trustees, if an executive committee has been designated, when the Board of Trustees is not in session the executive committee shall have and may exercise all powers of the Board of Trustees in the management of the business and affairs of the Trust.

Section 4.4 Other Committees. The Board of Trustees may appoint other committees, each consisting of one or more persons, who need not be Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Trustees, but shall not exercise any power that under federal law including the 1940 Act may lawfully be exercised only by the Board of Trustees or a committee thereof.

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ARTICLE V
TRUST OFFICERS

Section 5.1 General. The officers of the Trust shall include a President, a Secretary and a Treasurer. The Trustees may elect such other officers or agents as the business of the Trust may require, including, without limitation, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. No such officer need be a Trustee or a Shareholder.

Section 5.2 Election, Term of Office and Qualifications. The Trustees shall elect the officers of the Trust (unless such power has been delegated pursuant to Section 5.7 hereof). Each officer elected by the Trustees shall hold office at the pleasure of the Board of Trustees until his or her successor shall have been elected and qualified or until his or her earlier death, inability to serve, removal or resignation. Any person may hold one or more offices of the Trust except that the President may not hold the office of Vice President, the Secretary may not hold the office of Assistant Secretary, and the Treasurer may not hold the office of Assistant Treasurer; provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer.

Section 5.3 Resignation. Any officer may resign his or her office at any time by delivering a written resignation to the Board of Trustees, the Chairperson of the Board, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery or at such time as may be specified in such resignation. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5.4 Removal. Any officer may be removed from office with or without cause by the Board of Trustees. In addition, any officer or agent appointed in accordance with the provisions of Section 5.7 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees.

Section 5.5 Vacancies and Newly Created Offices. Whenever a vacancy shall occur in any office or if any new office is created, the Trustees may fill such vacancy or new office or, in the case of any office created pursuant to Section 5.7 hereof, any officer upon whom such power shall have been conferred by the Board of Trustees may fill such vacancy.

Section 5.6 Powers. The officers of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may be assigned to them from time to time by the Board of Trustees or the executive committee.

Section 5.7 Subordinate Officers. The Board of Trustees from time to time may appoint such other officers or agents as it may deem advisable, including one or more assistant treasurers and one or more assistant secretaries, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board

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of Trustees may determine. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 5.8 Remuneration. The salaries or other compensation of the officers of the Trust shall be fixed from time to time by resolution of the Board of Trustees, except that the Board of Trustees may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any officers or agents.

Section 5.9 Surety Bond. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his or her duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his or her hands.

ARTICLE VI
EXECUTION OF INSTRUMENTS

Section 6.1 General. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the President, any Vice President, the Treasurer or Secretary or an Assistant Treasurer or an Assistant Secretary, or as the Board of Trustees may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

Section 6.2 Checks, Notes, Drafts, Etc. So long as the Trust shall employ a custodian to keep custody of the cash and securities of the Trust, all checks, drafts and wires for the payment of money by the Trust may be signed in the name of the Trust by the custodian. Except as otherwise authorized by the Board of Trustees, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Trust by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Promissory notes, checks or drafts payable to the Trust may be endorsed only to the order of the custodian or its nominee and only by the Treasurer or President or a Vice President or by such other person or persons as shall be authorized by the Board of Trustees.

Section 6.3 Voting of Securities. Unless otherwise ordered by the Board of Trustees, the president or any vice president shall have full power and authority on behalf of the Trust to attend and to act and to vote, or in the name of the Trust to execute proxies to vote, at any meeting of shareholders of any company in which the Trust may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Trustees may by resolution from time to time confer like powers upon any other person or persons.

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ARTICLE VII
MISCELLANEOUS

Section 7.1 Waiver of Notice. Whenever any notice is permitted or required to be given by these By-laws or the Declaration of Trust or the laws of the State of Delaware, a waiver thereof provided or delivered to the Trust by mail, overnight courier, facsimile, electronic mail or other electronic means by the person or persons entitled to said notice, whether before or after the time such notice was to be given, shall be deemed equivalent thereto.

ARTICLE VIII
AMENDMENTS AND RESTATEMENTS

These By-laws may only be amended by the Trustees of the Trust, and no Shareholder vote shall be required for any such amendment. Any officer of the Trust is authorized from time to time to restate these By-laws into a single instrument to reflect all amendments hereto made in accordance with the terms hereof.

Adopted as of September 28, 2022

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